EXHIBIT 16.1


                           POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED MDT SERIES and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Federated Large Cap Growth Fund, a portfolio of Federated Equity Funds, into Federated MDT Large Cap Growth Fund, a portfolio of Federated MDT Series, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE
----------                          -----                                 ----



/S/ John F. Donahue
---------------------------------
John F. Donahue                     Trustee                      April 3, 2007



/S/ J. Christopher Donahue
J. Christopher Donahue              President and Trustee
                                    (Principal Executive Officer)April 3, 2007



/S/ Richard A. Novak
Richard A. Novak                    Treasurer
                                    (Principal Financial Officer)April 3, 2007



/S/ Thomas G. Bigley
Thomas G. Bigley                    Trustee                      April 3, 2007



/S/ John T. Conroy, Jr.
John T. Conroy, Jr.                 Trustee                      April 3, 2007



/S/ Nicholas P. Constantakis
Nicholas P. Constantakis            Trustee                      April 3, 2007



/S/ John F. Cunningham
John F. Cunningham                  Trustee                      April 3, 2007


Federated MDT Series - Power of Attorney for Merger of Federated Large Cap Growth Fund into Federated MDT Large Cap Growth Fund
Page 2




/S/ Lawrence D. Ellis, M.D.
Lawrence D. Ellis, M.D.             Trustee                      April 3, 2007



/S/ Peter E. Madden
---------------------------------
Peter E. Madden                     Trustee                      April 3, 2007



/S/ Charles F. Mansfield, Jr.
Charles F. Mansfield, Jr.           Trustee                      April 3, 2007



/S/ John E. Murray, Jr.
John E. Murray, Jr.                 Trustee                      April 3, 2007



/S/ Marjorie P. Smuts
Marjorie P. Smuts                   Trustee                      April 3, 2007



/S/ John S. Walsh
John S. Walsh                       Trustee                      April 3, 2007



/S/ James F. Will
James F. Will                       Trustee                      April 3, 2007



/S/ Thomas M. O'Neill
Thomas M. O'Neill                   Trustee                      April 3, 2007